EXHIBIT 11
                                 ----------

              		    PEOPLES BANCORP INC. AND SUBSIDIARIES
              		    -------------------------------------
              		      COMPUTATION OF EARNINGS PER SHARE
              		      ---------------------------------



                             				 For the Three             For the Six
                             				 Months Ended              Months Ended
                             				   June 30,                June 30,
				                           1996         1995        1996        1995
                    			     ----------  ----------   ----------  ----------
PRIMARY EARNINGS PER SHARE
- --------------------------
EARNINGS:
Net income                  $1,971,000  $1,534,000   $3,852,000  $3,020,000

COMMON SHARES OUTSTANDING:
Weighted average common
  shares outstanding*        3,439,371   3,493,513    3,434,008   3,498,990
Add:  net effect of the
  assumed exercise of
  outstanding stock
  options - based on the
  treasury stock method         31,711      12,658       31,873      12,789
                     			    ----------  ----------   ----------  ----------
Total primary weighted
  average shares
  outstanding                3,471,802   3,506,171    3,465,881   3,511,779
                     			    ----------  ----------   ----------  ----------
PRIMARY EARNINGS PER SHARE       $0.57       $0.44        $1.11       $0.86
                     			    ==========  ==========   ==========  ==========


FULLY DILUTED EARNINGS PER SHARE
- --------------------------------
EARNINGS:
Net income                  $1,971,000  $1,534,000   $3,852,000  $3,020,000

COMMON SHARES OUTSTANDING:
Weighted average common
  shares outstanding*        3,439,371   3,493,513    3,434,008   3,498,990
Add:  net effect of the
  assumed exercise of
  outstanding stock
  options - based on the
  treasury stock method         35,007      12,658       34,989      12,789
                     			    ----------  ----------   ----------  ----------
Total fully diluted
  weighted average shares
  outstanding                3,474,378   3,506,171    3,468,997   3,511,779
                     			    ----------  ----------   ----------  ----------
FULLY DILUTED EARNINGS
  PER SHARE                      $0.57       $0.44        $1.11       $0.86
                     			    ==========  ==========   ==========  ==========


* Adjusted for 10% stock dividend issued to stockholders of record at July 15, 1996, and October 10, 1995.